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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2003

SMURFIT-STONE CONTAINER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-23876 (Commission File Number)	43-1531401 (I.R.S. Employer Identification No.)
150 North Michigan Avenue Chicago, Illinois (Address of principal executive offices)		60601 (Zip Code)

(312) 346-6600
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 5.    Other Events and Regulation FD Disclosure.

        On January 3, 2003, Smurfit-Stone Container Corporation (the "Company") issued a press release announcing that as of 5:00 p.m., New York City time, on Thursday, January 2, 2003 (the "Expiration Time"), the previously announced tender offer (the "Tender Offer") of Stone Container Finance Company of Canada, an indirect wholly-owned subsidiary of the Company, to purchase any and all of its outstanding 11 1/2% Senior Notes due 2006 (the "Notes") had expired and that all Notes tendered were accepted for purchase. As of the Expiration Time, approximately $14,848,000 principal amount of outstanding Notes had been validly tendered and not withdrawn. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

  (C)
  Exhibits:

      99.1    Press Release dated January 3, 2003

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMURFIT-STONE CONTAINER CORPORATION
Dated: January 3, 2003	By:	/s/ CRAIG A. HUNT
	Name:	Craig A. Hunt
	Title:	Vice President, Secretary and General Counsel

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated January 3, 2003.

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  Item 5. Other Events and Regulation FD Disclosure.
  Item 7. Financial Statements and Exhibits.
SIGNATURES
Exhibit Index